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EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the quarterly report on Form 10-Q of ConectiSys Corporation (the "Company") for the quarter ended March 31, 2021 (the "Report"), the undersigned hereby certifies in his capacity as Chief Executive Officer and Chief Financial Officer of the Company pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        1.      the Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. the information contained in the Report fairly presents, in all material respects, the financial condition, and results of operations of the Company.

Dated: April 30, 2021          By:  /S/ Danilo Cacciamatta
                                  ------------------------------
                                     Danilo Cacciamatta
                                    Chief Executive Officer
                                  (principal executive officer)



Dated: April 30, 2021         By:  /S/ Danilo Cacciamatta
                                 -----------------------------
                                     Danilo Cacciamatta
                                   Chief Financial Officer
                                (principal financial officer)